Exhibit 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and between

SEARCHLIGHT III CVL, L.P.

and

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Dated as of October 2, 2020

TABLE OF CONTENTS

Section 1.	Definitions	1

Section 2.	Registration Rights	5

(a)	Resale Registration Statement	5
(b)	Shelf Take-Downs	5
(c)	Demand Registrations	7
(d)	Piggyback Registration	8
(e)	Selection of Underwriters; Right to Participate	8
(f)	Postponement; Suspensions; Blackout Period	9
(g)	Holdback	10
(h)	Supplements and Amendments	10
(i)	Subsequent Holder Notice	10

Section 3.	Registration Procedures	11

(a)	Obligations of the Company	11
(b)	Obligations of the Holders	15

Section 4.	Indemnification	15

(a)	Indemnification by the Company	15
(b)	Indemnification by the Holders	16
(c)	Notices of Claims	17
(d)	Contribution	17
(e)	No Exclusivity	18

Section 5.	Covenants Relating to Rule 144	18

Section 6.	Miscellaneous	18

(a)	Termination; Survival	18
(b)	Governing Law	18
(c)	Consent to Jurisdiction; Venue; Waiver of Jury Trial	19
(d)	Entire Agreement	20
(e)	Amendments and Waivers	20
(f)	Successors and Assigns	20
(g)	Expenses	20
(h)	Counterparts; Electronic Signature	20
(i)	Severability	21
(j)	Notices	21
(k)	Specific Performance	22

-i-

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 2, 2020, by and between Consolidated Communications Holdings, Inc., a Delaware corporation (the “Company”), and Searchlight III CVL, L.P., a Delaware limited partnership (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor entered into an Investment Agreement, dated as of September 13, 2020 (the “Investment Agreement”), pursuant to which the Company agreed to sell, and the Investor agreed to purchase, for an aggregate consideration of up to $425 million, (a) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (b) an unsecured senior note, which shall initially be non-convertible, but which shall, upon the occurrence of certain events, be convertible at the option of the Investor, or if the Investor fails to exercise its option, at the option of the Company, into shares of a new series of preferred stock, par value $0.01 of the Company, to be designated the Company’s Series A Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and (c) a Contingent Payment Right (as defined in the Investment Agreement), which shall be automatically converted into shares of Common Stock subject to the terms and conditions of the Contingent Payment Right Agreement (as defined in the Investment Agreement);

WHEREAS, the Investment Agreement provides for the Company and the Investor to enter into this Agreement at the Initial Closing (as defined in the Investment Agreement);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Investor are executing and delivering a Governance Agreement (the “Governance Agreement”), which grants certain rights to the Investor; and

WHEREAS, the parties hereto desire to enter into this Agreement in order to grant the Investor the registration rights described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Company and the Investor agree as follows:

Section 1. Definitions. Unless otherwise indicated, capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given such terms in the Investment Agreement. As used in this Agreement, the following terms shall have the following meanings:

“affiliate” of a specified Person shall mean a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided that, with respect to the Investor and its affiliates, “shall include any entity that is managed by Searchlight Capital Partners, L.P. (“SCP”) (except for any portfolio company or investment fund affiliated with SCP, other than for purposes of Section 4(a) (Indemnification by the Company, Section 6(f) (Successors and Assigns), Section 6(k) (Specific Performance) and the definition of “Permitted Registration Rights Holder”); provided, further, that the Investor and its affiliates shall be deemed not to be an affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by applicable law to be closed.

“Certificate of Designations” shall mean the Certificate of Designations of the Series A Preferred Stock.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Demand Registration” shall have the meaning set forth in Section 2(c)(i).

“Demand Registration Request” shall have the meaning set forth in Section 2(c)(i).

“Demand Registration Statement” shall have the meaning set forth in Section 2(c)(i).

“End of Suspension Notice” shall have the meaning set forth in Section 2(f)(1).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“Governance Agreement” shall have the meaning set forth in the Recitals.

“Holdback Period” shall mean, with respect to any registered offering of equity securities of the Company, the period beginning ten (10) days before the anticipated effective date of the related Registration Statement and continuing until the expiration of ninety (90) days (or such shorter period as the managing underwriter(s) permit) after the effective date of the related Registration Statement (except that, in the case of any such registered offering that is a Shelf Take-Down from a Resale Registration Statement, the Holdback Period shall be the period beginning ten (10) days before the anticipated pricing date in connection with such takedown and continuing until the expiration of ninety (90) days (or such shorter period as the managing underwriter(s) permit) after such pricing date).

“Holders” shall mean the Investor and each Permitted Registration Rights Holder to which registration rights hereunder are transferred pursuant to Section 6(f) hereof.

“Investor” shall have the meaning set forth in the Preamble.

“Investment Agreement” shall have the meaning set forth in the Recitals.

“Marketed Underwritten Offering” shall mean any Underwritten Offering that includes a customary “road show” (including an “electronic road show”) or other marketing efforts by the Company and the underwriters, which for the avoidance of doubt, shall not include block trades.

“Permitted Registration Rights Holders” shall mean (i) any Permitted Holder (as defined in the Governance Agreement) and (ii) any Person to whom any Registrable Securities representing at least 10% of the Company’s outstanding Common Stock on an As-Converted Basis (as defined in the Governance Agreement) are transferred in accordance with Section 7 of the Governance Agreement.

“Person” shall have the meaning set forth in the Investment Agreement.

“Piggyback Holder” shall have the meaning set forth in Section 2(d)(i).

“Piggyback Registration” shall have the meaning set forth in Section 2(d)(i).

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” shall mean (i) shares of Common Stock held by any Holder, (ii) shares of Common Stock issuable (directly or indirectly) upon conversion and/or exercise of any capital stock or other securities of the Company, including the Contingent Payment Right, held by any Holder, (iii) from and after the third anniversary of the date of the Investment Agreement, shares of Series A Preferred Stock issuable upon conversion of the Note, and (iv) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock, the Contingent Payment Right or the Series A Preferred Stock referenced in clauses (i) to (iii) above or this clause (iv); provided that the term “Registrable Securities” shall exclude in all cases any securities (x) that shall have ceased to be outstanding or (y) that are sold pursuant to an effective registration statement under the Securities Act or publicly resold in compliance with Rule 144. Solely for purposes of determining at any time whether any Registrable Securities are then held, outstanding or transferred, the Series A Preferred Stock shall be treated, and the Contingent Payment Right shall be treated, on an As-Converted Basis (as defined in the Governance Agreement), as Registrable Securities.

“Registration Expenses” shall mean all expenses incurred in effecting any registration or any offering and sale pursuant to this Agreement, including registration, qualification, listing and filing fees (including, without limitation, all SEC, stock exchange and Financial Industry Regulatory Authority filing fees), printing expenses, messenger, telephone and delivery expenses, all transfer agent and registrar fees and expenses, fees and disbursements of all law firms of the Company and all accountants and other persons retained by the Company (including any comfort letters), any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, all fees and expenses of any special experts or other persons retained by the Company in connection with any registration, all expenses related to the “road show” for any underwritten offering, including all travel, meals and lodging, and any blue sky (including reasonable fees and disbursements of counsel to any underwriter incurred in connection with blue sky qualifications of the Registrable Securities as may be set forth in any underwriting agreement) and other securities laws fees and expenses, as well as all internal fees and expenses of the Company. Registration Expenses shall not include Selling Expenses. In addition, in connection with an underwritten offering or other registration, offering or related action for which services of outside counsel would customarily be required pursuant to this Agreement, the Company shall pay or reimburse the Holders for the reasonable and documented fees and expenses of one nationally recognized law firm, chosen by the Holders as their counsel. Nothing in this definition shall impact any agreement on expenses solely between the Company and any underwriter.

“Registration Statement” shall mean any registration statement (including any Demand Registration Statement or Resale Registration Statement) of the Company under the Securities Act which permits the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Resale Registration Statement” shall have the meaning set forth in Section 2(a).

“Resale Shelf Period” shall have the meaning set forth in Section 2(a).

“Resale Shelf Registration” shall have the meaning set forth in Section 2(a).

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“Selling Expenses” shall mean all underwriting discounts and selling commissions associated with effecting any sales of Registrable Securities under any Registration Statement by the Holders and all stock transfer taxes applicable to the sale or transfer by Holders of Registrable Securities to the underwriter(s) pursuant to this Agreement.

“Series A Preferred Stock” shall have the meaning set forth in the Recitals.

“Shelf Take-Down” shall have the meaning set forth in Section 2(b).

“Special Registration” shall mean the registration of equity securities, options or similar rights registered on Form S-4, Form S-8 or any successor forms thereto or any other form for the registration of securities issued or to be issued in connection with a merger, acquisition, employee benefit plan or equity compensation or incentive plan.

“Subsequent Holder Notice” shall have the meaning set forth in Section 2(i).

“Suspension” shall have the meaning set forth in Section 2(f)(1).

“Suspension Notice” shall have the meaning set forth in Section 2(f)(1).

“Underwritten Offering” shall mean a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

“Underwritten Shelf Take-Down” shall have the meaning set forth in Section 2(b)(i).

“Underwritten Shelf Take-Down Notice” shall have the meaning set forth in Section 2(b)(ii).

Section 2. Registration Rights.

(a) Resale Registration Statement. The Company will file at least 180 days prior to the expiration of the Common Stock Transfer Period (as defined in the Governance Agreement) (or if a later time for filing is requested by the Holders, at such later time) with the SEC a shelf registration statement on Form S-3 (or successor form) pursuant to Rule 415 under the Securities Act (which registration statement, if the Company is eligible to file such, shall be as an automatic shelf registration as defined in Rule 405 under the Securities Act) (a “Resale Registration Statement”) relating to the offer and resale of Registrable Securities by any Holder at any time and from time to time following the expiration of the transfer restrictions set forth in Section 7 of the Governance Agreement in accordance with the methods of distribution set forth in the plan of distribution section of the Resale Registration Statement, and, if such Resale Registration Statement is not effective within ninety (90) days of the date hereof, the Company shall use commercially reasonable efforts to cause such Resale Registration Statement to promptly be declared or otherwise become effective under the Securities Act. Any such registration pursuant to the Resale Registration Statement shall hereinafter be referred to as a “Resale Shelf Registration.” For so long as the Company is eligible to use Form S-3 (or successor form), the Company shall maintain the continuous effectiveness of the Resale Registration Statement for the maximum period permitted by SEC rules, and shall replace any Resale Registration Statement at or before expiration, if applicable, with a successor effective Resale Registration Statement to the extent any Registrable Securities remain outstanding (such period of effectiveness, the “Resale Shelf Period”).

(b) Shelf Take-Downs.

(i) Subject to any applicable restrictions on transfer in this Agreement, at any time during the Resale Shelf Period, if the Holders, by written notice to the Company, request an offering of all or part of the Registrable Securities held by such Holders (a “Shelf Take-Down”) (such request to state the number of the Registrable Securities to be included in such Shelf Take-Down), then the Company shall, subject to the other applicable provisions of this Agreement, amend or supplement the Resale Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Take-Down. If any Holder delivers any such notice, the Company agrees to provide notice of such sale or distribution to all other Holders.

(ii) Any Holder may, after any Resale Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Shelf Take-Down Notice”) specifying that a Shelf Take-Down is intended to be conducted through an Underwritten Offering (such Underwritten Offering, an “Underwritten Shelf Take-Down”), which shall specify the number of Registrable Securities intended to be included in such Underwritten Shelf Take-Down. To the extent an Underwritten Shelf Take-Down is a Marketed Underwritten Offering, the Company shall deliver the Underwritten Shelf Take-Down Notice to the other Holders that have been included on such Resale Registration Statement and permit such Holders to include their Registrable Securities on the Resale Registration Statement in such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering if such other Holder notifies the Holder delivering the Underwritten Shelf Take-Down Notice and the Company within three (3) Business Days after delivery of the Underwritten Shelf Take-Down Notice to such other Holder.

(iii) In the event of an Underwritten Shelf Take-Down, the Holder delivering the related Underwritten Shelf Take-Down Notice shall (in the case of a Marketed Underwritten Offering, in consultation with other Holders participating in the Underwritten Shelf Take-Down) select the managing underwriter(s) to administer the Underwritten Shelf Take-Down; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed. The Company and the Holders participating in an Underwritten Shelf Take-Down will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(iv) The Company will not include in any Underwritten Shelf Take-Down pursuant to this Section 2(b) any securities that are not Registrable Securities without the prior written consent of the Holders participating in such Underwritten Shelf Take-Down. In the case of an Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, if the managing underwriter or underwriters advise the Company and the Holders in writing that in its or their good faith opinion the number or dollar amount of Registrable Securities (and, if permitted hereunder, other securities) requested to be included in such offering exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, allocated pro rata among the Holders on the basis of the percentage of the Registrable Securities owned by the Holders, and (ii) second, any other securities of the Company that have been requested to be so included.

(c) Demand Registrations.

(i) If at any time after the date that is 180 days prior to the expiration of the Common Stock Transfer Period there is no Resale Registration Statement in effect, upon the written request of one or more Holders (a “Demand Registration Request”), the Company shall use commercially reasonable efforts to file promptly a registration statement on Form S-1 (or successor form) (a “Demand Registration Statement”) registering for resale such number of shares of Registrable Securities requested to be included in the Demand Registration Statement (a “Demand Registration”) and have the Demand Registration Statement declared effective under the Securities Act as promptly as practicable, but in no event earlier than thirty (30) days prior to the expiration of the transfer restrictions set forth in Section 7 of the Governance Agreement. Promptly (but in no event later than five (5) Business Days) after receipt by the Company of a Demand Registration Request, the Company shall give written notice of such Demand Registration Request to all other Holders and shall include in such Demand Registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within ten (10) Business Days after the delivery of such notice to such Holder. After any Demand Registration Statement has become effective, the Company shall use commercially reasonable efforts to keep such Demand Registration Statement continuously effective until all of the Registrable Securities covered by such Demand Registration Statement have been sold in accordance with the plan of distribution set forth therein or are no longer outstanding. Notwithstanding the foregoing, a Demand Registration Request may only be made if the sale of the Registrable Securities requested to be registered by such Holder is reasonably expected to result in aggregate gross cash proceeds in excess of $25 million (without regard to any underwriting discount or commission), and the Company shall not be obligated to file a registration statement relating to any registration request under this Section 2(c), within a period of sixty (60) calendar days after the effective date of any other registration statement relating to any registration request under this Section 2(c).

(ii) The Holders shall be entitled to request a maximum of two (2) Demand Registrations in any three hundred sixty-five (365)-day period. A registration shall not count as a Demand Registration until the related Demand Registration Statement has been declared effective by the SEC; provided, however, that a Demand Registration Request will not count for the purposes of this limitation if the Holder determines in good faith to withdraw (prior to the effective date of the registration statement relating to such request) the proposed registration.

(iii) Notwithstanding the foregoing, if the managing underwriter(s) of an underwritten offering in connection with any Demand Registration Request advises the Company and the Holders in writing that, in its good faith opinion, the total number or dollar amount of Registrable Securities requested to be included in such offering exceeds the number of Registrable Securities or dollar amount which can be sold in such offering at a price acceptable to the Holders, then the number of Registrable Securities so requested to be included in such offering shall be reduced to that number of shares which, in the good faith judgment of the managing underwriter, can be sold in such offering at such price, allocated (i) first, to Registrable Securities requested by the Holders to be included in such Demand Registration, and (ii) second, to any securities requested to be included therein by any other Persons (including the Company), allocated among such Persons on a pro rata basis or in such other manner as they may agree.

(d) Piggyback Registration.

(i) If, at any time following the date that 180 days prior to the expiration of the Common Stock Transfer Period, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of Common Stock or other equity securities of the Company, whether or not for sale for its own account, on a form and in a manner that would permit registration of the Registrable Securities after the expiration of the transfer restrictions set forth in Section 7 of the Governance Agreement, other than any Special Registration, the Company shall give written notice as promptly as practicable, but not later than ten (10) days prior to the anticipated date of filing of such Registration Statement, to the Holders of its intention to effect such registration and, in the case of each Holder, shall include in such registration all of such Holder’s Registrable Securities with respect to which the Company has received a written request from such Holder for inclusion therein (a “Piggyback Registration” and any such requesting Holder that has not withdrawn its Registrable Securities from such Piggyback Registration a “Piggyback Holder” with respect to such Piggyback Registration). In the event that a Holder makes such written request, such Holder may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter(s), if any, at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration under this Section 2(d), whether or not any Holder has elected to include Registrable Securities in such registration. No Piggyback Registration shall count as a Demand Registration to which the Holders are entitled.

(ii) If the managing underwriter(s) of a registration of Common Stock or other equity securities giving rise to a right to Piggyback Registration shall advise the Company and the Piggyback Holders with respect to such Piggyback Registration in writing that, in its good faith opinion, the total number or dollar amount of Common Stock or other equity securities proposed to be sold in such offering and Registrable Securities requested by such Piggyback Holders to be included therein, in the aggregate, exceeds the number or dollar amount that can be sold in such offering without having an adverse effect on such offering, including the price at which such shares can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated (i) first, to Common Stock or other equity securities requested to be included by the Company, (ii) second, to Registrable Securities requested by the Holders to be included in such Piggyback Registration and (iii) third, any shares requested to be included therein by any other Persons (other than the Company), allocated among such Persons on a pro rata basis or in such other many as they may agree.

(e) Selection of Underwriters; Right to Participate. The Holders shall have the right to select the managing underwriter(s) to administer an offering pursuant to a Demand Registration Statement or Shelf Take-Down, subject to the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. If a Piggyback Registration under Section 2(d) is proposed to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(d). In such event, the managing underwriter(s) to administer the offering shall be chosen by the Company in its sole discretion. A Holder may participate in a registration or offering hereunder only if such Holder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement with the underwriters and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably requested under the terms of such underwriting arrangements customary for selling stockholders to enter into in secondary underwritten public offerings, provided, however, that no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Common Stock to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto. Notwithstanding anything to the contrary herein, any underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings.

(f) Postponement; Suspensions; Blackout Period.

(1) The Company may postpone the filing or the effectiveness of a Demand Registration Statement or commencement of a Shelf Take-Down (or suspend the continued use of an effective Demand Registration Statement or Resale Registration Statement), including requiring the Holders to suspend any offerings of Registrable Securities pursuant to this Agreement, (i) during the pendency of a stop order issued by the SEC suspending the use of any registration statement of the Company or proceedings initiated by the SEC with respect to any such registration statement under Section 8(d) or Section 8(e) of the Securities Act (subject to the Company’s compliance with its obligations under
Section 3(a)(xi) herein), (ii) during the first month after the end of a fiscal quarter of the Company (i.e., January, April, July and October to the extent the Company’s fiscal quarters end on December 31, March 31, June 30 and September 30) if, based on the good faith judgment of the Company, after consultation with outside counsel to the Company, such postponement or suspension is necessary in order to avoid the premature disclosure of material non-public information (including financial results for the preceding fiscal quarter) and the Company has a bona fide business purpose for not disclosing such information publicly at that time or (iii) if, based on the good faith judgment of the Board, such postponement or suspension is necessary in order to avoid materially detrimental disclosure of material non-public information that the Board, after consultation with outside counsel to the Company, has in good faith determined (A) would be required to be made in any Demand Registration Statement or Resale Registration Statement so that such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading if such information is not included, (B) such disclosure would not be required to be made at such time but for the filing or continued use of such Registration Statement and (C) the Company has a bona fide business purpose for not disclosing publicly, and the Company delivers to the Holders participating in such registration an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating the Company may, upon giving prompt written notice (a “Suspension Notice”) of such action to the Holders participating in such registration, postpone or suspend use of the Demand Registration Statement or Resale Registration Statement, as applicable (any such postponement or suspension pursuant to Section 2(f)(1)(i), (ii) or (iii), a “Suspension”); provided, however, in each case, that the Holder requesting a Demand Registration Statement or Shelf Take-Down shall be entitled, at any time after receiving a Suspension Notice or similar notice and before such Demand Registration Statement becomes effective or before such Shelf Take-Down is commenced, to withdraw such request and, if such request is withdrawn, such Demand Registration or Shelf Take-Down shall not count as a Demand Registration, and the Company shall pay all expenses incurred by the Holder in connection with such withdrawn registration. The Company shall provide prompt written notice to the Holders (an “End of Suspension Notice”) of (i) the Company’s decision to file or seek effectiveness of such Demand Registration Statement or commence such Shelf Take-Down following such Suspension and (ii) the effectiveness of such Demand Registration Statement or commencement of such Shelf Take-Down. Notwithstanding the provisions of this Section 2(f), (y) with respect to Section 2(f)(1)(ii), any such Suspension or ability to suspend pursuant to such clause shall terminate at the closing of trading on the New York Stock Exchange on the second trading day after the Company issues an earnings release for the applicable preceding quarter and (z) with respect to Section 2(f)(1)(iii), the Company shall not effect a Suspension of the filing or effectiveness of a Demand Registration Statement or the commencement of a Shelf Take-Down more than twice during any twelve-month period or for a period exceeding thirty (30) days in the aggregate in any twelve-month period. No Holder shall effect any sales of Registrable Securities pursuant to a Demand Registration Statement or Resale Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice.

(2) Each Holder agrees that, except as required by applicable law, it shall treat as confidential the receipt of any Suspension Notice (provided, however, that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by such Holder in breach of the terms of this Agreement.

(g) Holdback. With respect to any underwritten offering of Registrable Securities, the Company shall not (except as part of a Demand Registration or a Resale Shelf Registration in accordance with this Agreement), unless waived by the managing underwriter(s), effect any transfer of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock (except pursuant to a Special Registration), during the Holdback Period (except pursuant to the Company LTIP (as defined in the Investment Agreement)). Upon request by the managing underwriter(s), the Company shall, from time to time, enter into customary holdback agreements on terms consistent with this Section 2(g).

(h) Supplements and Amendments. The Company shall supplement and amend any Resale Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Resale Registration Statement.

(i) Subsequent Holder Notice. If a Person becomes entitled to the benefits of this Agreement as a Holder pursuant to Section 6(f) after a Resale Registration Statement becomes effective under the Securities Act, the Company shall, promptly, following delivery of written notice to the Company and request for such Holder’s name to be included as a selling securityholder in the Prospectus related to the Resale Registration Statement (a “Subsequent Holder Notice”):

(i) if required and permitted by applicable law, file with the SEC a supplement to the related Prospectus or a post-effective amendment to the Resale Registration Statement so that such Holder is named as a selling securityholder in the Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;

(ii) if, pursuant to Section 3(a)(ii), the Company shall have filed a post-effective amendment to the Resale Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become promptly effective under the Securities Act; and

(iii) promptly notify such Holder after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 3(a)(ii).

Section 3. Registration Procedures.

(a) Obligations of the Company. If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as promptly as practicable:

(i) prepare and file with the SEC (as promptly as reasonably practicable, but no later than forty-five (45) days after a Demand Registration Request, subject to the postponement provisions herein) the Demand Registration Statement (including a Prospectus therein and all exhibits and financial statements required by the SEC to be filed therewith) to effect such registration and, subject to the efforts standard herein, cause such Registration Statement to become effective, and at least ten (10) Business Days before filing such Registration Statement or any amendments or supplements thereto, provide copies of all such documents proposed to be filed or furnished, including documents incorporated by reference, to (x) counsel of the Holders, which documents shall be subject to the review, comment and approval of such counsel, and (y) the other representative(s) on behalf of the Holders included in such Registration Statement (to be chosen by the Holders) and any managing underwriter(s), and the representative(s) and the managing underwriter(s) and their respective counsel shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as may reasonably be requested by the representative(s) and the managing underwriter(s) and their respective counsel prior to such filing, unless the Company reasonably objects to such changes or additions;

(ii) prepare and file with the SEC such pre- and post-effective amendments and supplements to a Resale Registration Statement or Demand Registration Statement, and the Prospectus used in connection therewith or any free writing prospectus (as defined in SEC rules) as may be required by applicable securities laws or reasonably requested by the Holder or any managing underwriter(s) to maintain the effectiveness of such registration and to comply with the provisions of applicable securities laws with respect to the disposition of all securities covered by such registration statement during the period in which such Registration Statement is required to be kept effective, and before filing such amendments or supplements, provide copies of all such documents proposed to be filed or furnished, including documents incorporated by reference, to counsel of the Holders, which documents shall be subject to the review, comment and approval of such counsel;

(iii) furnish to each Holder holding the securities being registered and each managing underwriter without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits other than those which are being incorporated into such Registration Statement by reference and that are publicly available), such number of copies of the Prospectus contained in such Registration Statement and any other Prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, as the Holders and any managing underwriter(s) may reasonably request;

(iv) use its commercially reasonable efforts to register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Holders and any managing underwriter(s) may reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company in any jurisdiction where it would not otherwise be required to qualify but for this Section 3, or to consent to general service of process in any such jurisdiction, or to be subject to any material taxation in any such jurisdiction where it is not then so subject;

(v) promptly notify the Holders and any managing underwriter(s) at any time when the Company becomes aware that a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, to promptly prepare and furnish without charge to the Holders and any managing underwriter(s) a reasonable number of copies of a supplement to or an amendment of such Prospectus, and file such supplement or amendment with the SEC, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(vii) reasonably cooperate with the Holders and any managing underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders and any managing underwriter(s) may reasonably request;

(viii) list all Registrable Securities covered by such Registration Statement on any securities exchange on which any such class of securities is then listed and cause to be satisfied all requirements and conditions of such securities exchange to the listing of such securities that are reasonably within the control of the Company;

(ix) notify each Holder and any managing underwriter(s), promptly after it shall receive notice thereof, of the time when such Registration Statement, or any post-effective amendments to the Registration Statement, shall have become effective;

(x) make available to each Holder whose Registrable Securities are included in such Registration Statement and any managing underwriter(s) as soon as reasonably practicable after the same is prepared and distributed, filed with the SEC, or received by the Company, an executed copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and any item of correspondence received from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, it being understood that each Holder receiving such material from the Company that is confidential shall and shall cause its representatives to keep such materials confidential. The Company will as soon as reasonably practicable notify the Holders and any managing underwriter(s) of the effectiveness of such Registration Statement or any post-effective amendment or the filing of the Prospectus supplement contemplated herein. the Company will as soon as reasonably practicable respond reasonably and completely to any and all comments received from the SEC or the staff of the SEC, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(xi) advise each Holder and any managing underwriter(s), promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and use all commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension;

(xii) make available for inspection by the Holders included in a Registration Statement whose Registrable Securities are included in such registration statement and any managing underwriter(s), and any attorney, accountant or other agent retained by, or other representative of, any such Holder or underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records and corporate documents of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, sales or placement agent, underwriter, attorney, accountant, agent or other representative to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act that is customary for a participant in a securities offering in connection with such registration statement; provided, however, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties;

(xiii) if requested by any Holder or any managing underwriter(s), promptly incorporate in a Prospectus supplement or post-effective amendment such information as such Holder or managing underwriter(s) reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Holder, the purchase price being paid therefor by any underwriters and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(xiv) reasonably cooperate with each Holder and any managing underwriter(s) participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(xv) in the case of an underwritten offering, (A) enter into such customary agreements (including an underwriting agreement in customary form), (B) take all such other customary actions as the managing underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing senior management and other the Company personnel to reasonably cooperate with the Holder(s) whose Registrable Securities are included in a Registration Statement (including but not limited to supporting the marketing of such Registrable Securities to the extent reasonably necessary to support the sale of Registrable Securities pursuant to such underwritten offering) and the underwriter(s) in connection with performing due diligence) and (C) cause its counsel to issue opinions of counsel addressed and delivered to the underwriter(s) in form, substance and scope as are customary in underwritten offerings, subject to customary limitations, assumptions and exclusions; and

(xvi) if requested by the managing underwriter(s) of an underwritten offering, use commercially reasonable efforts to cause to be delivered, upon the pricing of any underwritten offering, and at the time of closing of a sale of Registrable Securities pursuant thereto, “comfort” letters from the Company’s independent registered public accountants addressed to the underwriter(s) and, with respect to an offering by the Holders pursuant to this Agreement, request the delivery of such “comfort” letters at such times addressed to the Holders stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by “comfort” letters of the independent registered public accountants delivered in connection with primary underwritten public offerings; provided, however, that such recipients furnish such written representations or acknowledgement as are customarily required to receive such comfort letters.

(b) Obligations of the Holders. Subject to the last sentence of this Section 3(b), as a condition precedent to the obligations of the Company to file any Registration Statement, each Holder shall furnish in writing to the Company such information regarding such Holder (and any of its affiliates), the Registrable Securities to be sold and the intended method of distribution of such Registrable Securities reasonably requested by the Company as is reasonably necessary or advisable for inclusion in the Registration Statement relating to such offering pursuant to the Securities Act. Notwithstanding the foregoing, in no event will any party be required to disclose to any other party any personally identifiable information or personal financial information in respect of any individual, or confidential information of any Person.

Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v), such Holder shall forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(v); (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 3(a)(xi), such Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (C) of Section 3(a)(xi); and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of Section 3(a)(xi), such Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (C) of Section 3(a)(xi). The length of time that any Registration Statement is required to remain effective shall be extended by any period of time that such registration statement is unavailable for use pursuant to this paragraph, provided, however, in no event shall any Registration Statement be required to remain effective after the date on which all Registrable Securities cease to be Registrable Securities.

Section 4. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify, hold harmless and reimburse, to the fullest extent permitted by law, each Holder, its affiliates, partners, officers, directors, employees, advisors, representatives and agents, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any and all losses, penalties, liabilities, claims, damages and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and any expenses and reasonable costs of investigation), as incurred, to which the Holders or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, penalties, liabilities, claims, damages and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered and sold under the Securities Act, any Prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation of the Securities Act or state securities laws or rules thereunder by the Company relating to any action or inaction by the Company in connection with such registration (provided, however, that the Company shall not be liable in any such case to the extent that any such loss, penalty, liability, claim, damage (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such Registration Statement, any such Prospectus, amendment or supplement in reliance upon and in conformity with written information about an Holder which is furnished to the Company by such Holder specifically for use in such registration statement); or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b) Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4(a)) the Company, each member of the Board, each officer, employee and agent of the Company and each other person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder furnished to the Company by such Holder specifically for inclusion in such Registration Statement, Prospectus, amendment or supplement and has not been corrected in a subsequent Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim; provided, however, that Holder shall not be liable for any amounts in excess of the net proceeds received by such Holder from sales of Registrable Securities pursuant to the registration statement to which the claims relate, and provided, further, that the obligations of the Holders shall be several and not joint and several. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party and shall survive the transfer of such securities by the Company.

(c) Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 4, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, such indemnified party shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party of all liability in respect to such claim or litigation or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to, but only to the extent reasonably necessary in such indemnified party’s reasonable judgment, one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of securities.

(d) Contribution. If the foregoing indemnity is held by a governmental authority of competent jurisdiction to be unavailable to the Company or any Holder, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, and the relative benefits received by the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. In connection with any registration statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute an amount greater than the net proceeds received by such Holder from sales of Registrable Securities pursuant to the Registration Statement to which the claims relate (after taking into account the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities).

(e) No Exclusivity. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

Section 5. Covenants Relating to Rule 144. The Company shall use commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and to take such further action as any Holder may reasonably request to enable Holders to sell Registrable Securities without registration under the Securities Act from time to time within the limitation of the exemptions provided by Rule 144. The Company shall, in connection with any request by Holder in connection with a sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 either currently or with unspecified timing, promptly cause (and in no event longer than five (5) Business Days after such request) the removal of any restrictive legend or similar restriction on the Registrable Securities, and, in the case of book-entry shares, make or cause to be made appropriate notifications on the books of the Company’s transfer agent for such number of shares and registered in such names as the Holders may reasonably request and to provide a customary opinion of counsel and instruction letter required by the Company’s transfer agent.

Section 6. Miscellaneous.

(a) Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the date that all of the Registrable Securities held by such Holder cease to be Registrable Securities. Notwithstanding the foregoing, the obligations of the parties under Section 3(a)(viii) (Obligations of the Company), Section 4 (Indemnification) and this Section 6 (Miscellaneous) shall survive the termination of this Agreement.

(b) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

(c) Consent to Jurisdiction; Venue; Waiver of Jury Trial. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any state or federal courts located in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, solely if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party or its successors or assigns, shall be brought and determined exclusively in any state or federal courts located in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, solely if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Section 6(j), (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 6(j) and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 6(j) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Entire Agreement. This Agreement, the Investment Agreement, the Governance Agreement, the Certificate of Designations, the Contingent Payment Right Agreement, the Note and the other documents delivered pursuant to the Investment Agreement constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects of this Agreement and such other agreements and documents.

(e) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid and binding unless it is in writing and signed by each of the parties hereto. No waiver of any right or remedy hereunder, to the extent legally allowed, shall be valid unless the same shall be in writing and signed by the party making such waiver. No waiver by any party of any breach or violation of, default under, or inaccuracy in any representation, warranty, covenant, or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty, covenant, or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof.

(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties. Any Holder may transfer or assign any of its rights hereunder to a Permitted Registration Rights Holder (such Person to be deemed a “Holder” under this Agreement); provided, however, that, in each case, (i) prior written notice of such assignment of rights is given to the Company and (ii) such transferee agrees in writing to be bound by, and subject to, this Agreement pursuant to a written instrument in form and substance reasonably acceptable to the Company.

(g) Expenses. All Registration Expenses incurred in connection with any Registration Statement under this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders holding the Registrable Securities included in such registration. The obligation of the Company to bear the expenses provided for in this paragraph shall apply irrespective of whether a Registration Statement becomes effective, is withdrawn or suspended, or converted to any other form of registration and irrespective of when any of the foregoing shall occur. Notwithstanding anything to the contrary herein, in connection with an underwritten offering or other registration, offering or related action for which services of outside counsel would customarily be required pursuant to this Agreement, the Company shall pay or reimburse the Holders for the reasonable fees and disbursements of one United States counsel, who will be chosen by the Holders in their sole discretion.

(h) Counterparts; Electronic Signature. This Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile or .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

(i) Severability. Any term or provision of this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without rendering illegal, invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. In the event that any provision hereof would, under applicable law, be illegal, invalid or unenforceable in any respect, each party hereto intends that such provision shall be reformed and construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable laws and to otherwise give effect to the intent of the parties hereto.

(j) Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger, and email, as follows:

if to the Company:	Consolidated Communications Holdings, Inc. 350 S. Loop 336 W Conroe, Texas 77304 Attention: J. Garrett Van Osdell, Chief Legal Officer Email: Garrett.VanOsdell@consolidated.com

with a copy to:	Schiff Hardin LLP 233 South Wacker Drive, Suite 7100 Chicago, Illinois 60606 Attention: Alex Young Email: ayoung@schiffhardin.com

if to the Holders:	Searchlight III CVL, L.P. c/o Searchlight Capital Partners, L.P. 745 Fifth Avenue, 27th Floor New York, New York 10151 Attention: Nadir Nurmohamed Email: nnurmohamed@searchlightcap.com

with a copy to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Facsimile: (212) 403-2000 Attention:Steven A. Cohen Victor Goldfeld Email: SACohen@wlrk.com VGoldfeld@wlrk.com or in any such case to such other address, facsimile number or telephone as any party hereto may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile if promptly confirmed.

(k) Specific Performance. It is understood and agreed that the Holders would be irreparably injured by a breach of this Agreement by the Company and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement. Therefore, the Company agrees to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the Holders as a remedy for any such breach, without proof of actual damages. The Company furthers agree to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for the Company breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the Holders.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

By:	/s/ C. Robert Udell
Name:	C. Robert Udell
Title:	President & CEO

SEARCHLIGHT III CVL, L.P.
By:	Searchlight III CVL GP, LLC
its general partner

By:	/s/ Andrew Frey
Name:	Andrew Frey
Title:	Authorized Person